Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems Announces Pricing of Public Offering of Common Shares

CHELMSFORD, Mass. – February 11, 2011 – Mercury Computer Systems, Inc. (NASDAQ: MRCY) announced today the pricing of an underwritten public offering of 4,850,000 shares of its common stock at a price to the public of $17.75 per share, before underwriting discounts and commissions. The Company also granted the underwriters a 30-day option to purchase up to an additional 727,500 common shares. All of the shares are being offered by the Company. The offering is expected to close on or about February 16, 2011, subject to customary closing conditions.

Jefferies & Company, Inc. and Lazard Capital Markets LLC are acting as joint book-running managers for the offering. Gleacher & Company Securities, Inc., Merriman Capital, Inc. and Morgan Keegan & Company, Inc. are acting as co-managers for the offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with and declared effective by the U.S. Securities and Exchange Commission. A copy of the final prospectus related to the offering may be obtained from the Equity Syndicate Prospectus Department, Jefferies & Company, 520 Madison Avenue, 12th Floor, New York, NY 10022, at 877-547-6340, and at Prospectus_Department@Jefferies.com or Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, NY 10020, via telephone at (800) 542-0970.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation®

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) is a best of breed provider of open, application-ready, multi-INT subsystems for the ISR market. With 25+ years’ experience in embedded computing, superior domain expertise in radar, EW, EO/IR, C4I, and sonar applications, and more

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 • Fax 978-256-3599 • www.mc.com

Mercury Computer Systems Announces Pricing of Public Offering of Common Shares, Page 2

than 300 successful program deployments including Aegis, Global Hawk, and Predator, Mercury’s Services and Systems Integration team leads the industry in partnering with customers to design and integrate system-level solutions that minimize program risk, maximize application portability, and accelerate customers’ time to market.

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the proposed offering of shares of common stock described herein. You can identify these statements by the use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “probable,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, changes in the equity capital markets, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and divestitures or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Contact:

Robert Hult, CFO

Mercury Computer Systems, Inc.

978-967-1990

Challenges Drive Innovation is a registered trademark of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 • Fax 978-256-3599 • www.mc.com